Exhibit 1.4

(Translation)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

(Amended as of September 18, 2003)

KONAMI CORPORATION

(Translation)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

OF

KONAMI CORPORATION (the “Company”)

Article 1.    (Purpose)

The matters concerning the Board of Corporate Auditors shall, unless otherwise provided by laws or regulations or in the Articles of Incorporation, be governed by the provisions of these regulations of the Board of Corporate Auditors (these “Regulations”).

Article 2.    (Composition)

The Board of Corporate Auditors shall consist of all the Corporate Auditors.

Article 3.    (Purpose of the Board of Corporate Auditors)

The Board of Corporate Auditors shall receive reports on important matters concerning audit, and shall discuss and make resolutions; provided, however, that it shall not impede the exercise of the rights of each of the Corporate Auditors.

Article 4.    (Holding of Meetings)

1. The meetings of the Board of Corporate Auditors shall include the ordinary meetings of the Board of Corporate Auditors and the extraordinary meetings of the Board of Corporate Auditors.

2. The ordinary meetings of the Board of Corporate Auditors shall be held at least four (4) times every fiscal year. Dates and time of the meetings for each such year shall be discussed and determined by the Board of Corporate Auditors.

3. The extraordinary meetings of the Board of Corporate Auditors may be held from time to time when necessary.

Article 5.    (Person Convening Meetings and Chairperson)

1. The Board of Corporate Auditors may beforehand appoint the person who convenes the meetings of the Board of Corporate Auditors. However, the other Corporate Auditors shall not be prevented from convening such meetings.

2. The person who convenes the meetings pursuant to the preceding paragraph shall act as Chairperson at the meetings of the Board of Corporate Auditors.

Article 6.    (Notice of Convocation of Meetings)

1. Notice of the convocation of the meetings of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor by three (3) days prior to the date of such meetings.

2. The Board of Corporate Auditors may be held without convening procedures with the consent of all the Corporate Auditors.

Article 7.    (Method of Resolutions)

To adopt a resolution of the Board of Corporate Auditors shall mean to make a determination relating to any matters which require the consent of Corporate Auditors. Such resolutions shall be adopted by the majority of all the Corporate Auditors, except for the resolution for the dismissal of an Accounting Auditor under paragraph 2 of Article 13.

Article 7-2.    (Prior Approval)

In order to ensure the independence of an Auditing Firm, etc. as required by the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission of the United States, the Company and any Specified Related Company shall, when receiving from an Auditing Firm, etc. the provision of audit services or non-audit services, have a resolution therefor adopted by the Board of Corporate Auditors or obtain the approval of the Corporate Auditor(s) appointed by the Board of Corporate Auditors in advance of receipt of the provision of such services. The terms “Specified Related Company”, “Auditing Firm, etc.” and “Corporate Auditor(s) appointed by the Board of Corporate Auditors” shall have the meanings ascribed thereto in the Rules on the Application of the Regulations of the Board of Corporate Auditors (Article 7-2), and any specific policies and procedures for obtaining the prior approval shall be subject to the provisions of such Rules.

Article 8.    (Resolutions on Audit Policy, etc.)

1. The audit policy, audit plan, audit method, allocation of audit duties and budget for audit expenses, etc. shall be discussed and determined by the Board of Corporate Auditors at the commencement of audit.

2. In addition to the preceding paragraph, the Board of Corporate Auditors may resolve matters which each Corporate Auditor deems necessary upon performing its duties at the meetings of the Board of Corporate Auditors.

Article 9.    (Report by the Corporate Auditors to the Board of Corporate Auditors)

1. Each Corporate Auditor shall, from time to time, report on the performance of its duties to the Board of Corporate Auditors. Each Corporate Auditor, whenever requested by the Board of Corporate Auditors, shall report to the Board of Corporate Auditors.

2. If a Corporate Auditor receives a report from the Accounting Auditor, the Director or any other person, it shall report to the Board of Corporate Auditors of such report.

Article 10.    (Hearing of Report from the Accounting Auditor or the Directors)

Each Corporate Auditor may, whenever necessary, receive reports from the Accounting Auditor, Directors or other persons at the meetings of the Board of Corporate Auditors.

Article 11.    (Treatment of a Special Report)

1. If the Board of Corporate Auditors is informed by the Directors of the detection of matters which may cause significant damage to the Company, it shall discuss the treatment including the necessity of investigation thereof.

2. If the Board of Corporate Auditors is informed by the Accounting Auditor of the detection of misconduct or material facts of breaching laws or the Articles of Incorporation in connection with the performance of duties by the Director, it shall deal with in accordance with the preceding paragraph.

Article 12.    (Preparation and Submission of the Audit Report)

1. The Board of Corporate Auditors shall receive the financial documents etc. from the Directors and an audit report etc. from the Accounting Auditor. These documents may be received by the Standing Corporate Auditors.

2. The Board of Corporate Auditors shall be informed of the matters to be set out in the audit reports, and shall prepare the audit report following the discussions on such matters.

3. If any of the Corporate Auditors is in a different opinion, such opinion shall be appended to the audit report.

4. Each Corporate Auditor shall sign (by itself) and affix its seal to the audit report. The Standing Corporate Auditors shall state that he/she is as such in the audit report.

5. The Board of Corporate Auditors shall submit the audit report to the Directors and dispatch the transcript thereof to the Accounting Auditor.

Article 13.    (Resolutions concerning Election, Non-Reappointment or Dismissal of Accounting Auditor)

1. The following matters concerning election, non-reappointment or dismissal of the Accounting Auditor shall be subject to the resolutions of the Board of Corporate Auditors:

i)	The consent to a proposal concerning election, non-reappointment or dismissal of the Accounting Auditor which is to be submitted to the general meetings of shareholders;

ii)	The request for inclusion of the matters concerning election, non-reappointment or dismissal of the Accounting Auditor on the agenda of the general meetings of shareholders;

iii)	The request for submission of a proposal to the general meetings of shareholders, concerning election of the Accounting Auditor; or

iv)	The election of a temporary Accounting Auditor in case of a vacancy in the office of Accounting Auditor.

2. If the Board of Corporate Auditors dismisses the Accounting Auditor pursuant to any of the statutory reasons for dismissal, the Corporate Auditors must pass a unanimous resolution thereon. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors shall, at the meeting of shareholders immediately following such dismissal, explain such dismissal with the reason therefor.

Article 13-2.    (Rights to Consent and Request for Proposal concerning Election of Corporate Auditors)

The following matters concerning election of the Corporate Auditor shall be subject to the resolutions of the Board of Corporate Auditors:

i)	The consent to a proposal concerning election of Corporate Auditor which is to be submitted to the general meetings of shareholders;

ii)	The request for inclusion of the matters concerning election of Corporate Auditor on the agenda of the general meetings of shareholders; or

iii)	The request for submission of a proposal to the general meetings of shareholders, concerning election of Corporate Auditor (Resolutions concerning Election, Non-Reappointment or Dismissal of Accounting Auditor).

Article 13-3.    (Consent of Corporate Auditors)

The consent concerning the following items, etc. shall be made on a unanimous resolution of the Board of Corporate Auditors.

i)	Exculpability from liability of Director which is to be submitted to the general meetings of shareholders;

ii)	Amendment to the Articles of Incorporation to permit exculpability from liability of Director upon the resolutions of the Board of Directors;

iii)	Exculpability from liability of Director which is to be submitted to the general meetings of shareholders under the Articles of Incorporation;

iv)	Amendment to the Articles of Incorporation to permit an agreement to make on the limitation of liability with the outside director; or

v)	Participation in a lawsuit for the Company to assist Directors.

Article 14.    (Discussion on Exercise of Rights of the Corporate Auditor)

The Corporate Auditors may, prior to the general meetings of shareholders, discuss at the meetings of the Board of Corporate Auditors in case of exercising their rights or performing their obligations on the followings:

i)	Explanation in response to the written inquiries made from Shareholders to the Corporate Auditors prior to the general meetings of shareholders;

ii)	To report to the Board of Directors and request the convocation of the meetings of the Board of Directors;

iii)	To report opinions on the proposals, the documents or others submitted to the general meetings of shareholders;

iv)	Injunction against illegal acts by the Director;

v)	State opinions concerning election, dismissal, resignation and remuneration of each Corporate Auditor at the general meetings of shareholders;

vi)	Matters related to lawsuits between the Company and the Director; or

vii)	Any other matter related to filing lawsuits.

Article 15.    (Discussions Concerning Mutual Election, Remuneration and Retirement Reward of Standing Corporate Auditors)

1. The Standing Corporate Auditors may be elected at the Board of Corporate Auditors by mutual vote.

2. The remuneration and reward upon retiring of the Corporate Auditors shall be discussed at the meetings of the Board of Corporate Auditors.

Article 16.    (Minutes)

1. The substance and results of the proceedings of the meetings of the Board of Corporate Auditors shall be recorded in the minutes thereof, which shall bear the signatures and seal impressions or electronic signatures of the Corporate Auditors present. The handling thereof shall be the same as the minutes of the meetings of the Board of Directors.

2. The Company shall keep the minutes set forth in the preceding paragraph at its head office for ten (10) years.

Article 17.    (Administration Office of the Board of Corporate Auditors)

The Administration Department of the Business Promotion Division shall be in charge of convocation of the meetings of the Board of Corporate Auditors, preparation of minutes thereof and other clerical matters concerning the administration of the Board of Corporate Auditors.

Article 18.    (Amendment and Abolition)

Any amendment to and abolition of these Regulations shall be made by the Board of Corporate Auditors.

SUPPLEMENTARY PROVISION

(Date of Enforcement)

These Regulations shall take effect as of June 29, 1994.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of September 30, 1994.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of July 21, 2000.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of July 19, 2001.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of July 18, 2002.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of August 22, 2002.

SUPPLEMENTARY PROVISION

(Amendment and Enforcement)

These Regulations as amended shall take effect as of September 18, 2003.